EXHIBIT 23(b)


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of The Procter & Gamble Company on Form S-8 of our report dated August 5, 2002, incorporated by reference in the Annual Report on Form 10-K of The Procter
& Gamble Company for the year ended June 30, 2002 and to the reference to us under the heading "Experts" in this Registration Statement.


/S/DELOITTE & TOUCHE LLP
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DELOITTE & TOUCHE
October 8, 2002